Exhibit 10.11

PROMISSORY NOTE

Date: September 7, 2023

Parties:

“Payor”	Huang Fang

“Payee”	Maitong Sunshine Cultural Development Co., Limited, a Samoa International Company

“Principal Amount”	U.S. $60,000.00

Premises:

1.	Payor and 63 other investors have subscribed to purchase a total of 10,000 Shares issued by Payee for the Principal Amount, and Payee has accepted the 64 subscriptions.

2.	Payor is delivering this Promissory Note to Payee and Payee is accepting this Promissory Note in full payment for the Shares, both those that Payor subscribed for and those subscribed for by the other investors.

Covenant

Payor hereby promises to pay the Principal Amount to Payee on demand. This obligation will not bear interest.

/s/ Huang Fang
Huang Fang